UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2025

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communicati1ons pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 / 3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On August 7, 2025, the Board of Directors (the “Board”) of QuickLogic Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Mr. Ron Shelton to serve as a member of the Board effective August 7, 2025. Mr. Shelton was appointed as a Class III director and will serve as Chair and member of the Audit Committee of the Board. Mr. Shelton’s initial term will expire at the Company’s 2026 annual meeting of stockholders.

Mr. Shelton is a seasoned financial executive with more than 25 years of financial and operational leadership experience. He currently serves as Chief Financial Officer of Syntiant Corp., a leading provider of sensors, processors, and software models that enable AI at the edge. Previously, he held CFO roles at several other notable companies, including Navitas Semiconductor, Adesto Technologies, GigOptix, and Cirrus Logic. His extensive experience spans a wide range of organizations, from publicly traded companies to privately held startups. Shelton holds a BA in Economics from Stanford University.

The Board has determined that Mr. Shelton qualifies as an independent director under the Nasdaq listing standards. There is no arrangement or understanding between Mr. Shelton and any other persons pursuant to which Mr. Shelton was elected as a director. There are no family relationships between Mr. Shelton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Shelton will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2002. In addition, Mr. Shelton will be compensated for his service on the Board in accordance with the Company’s standard compensation policy for non-employee directors.

Mr. Farese, Ms. Kim and Mr. Tauss will remain as members of the Audit Committee and Mr. Pease will join the Board’s Compensation Committee.

Item 7.01 Regulation FD Disclosure.

On August 13, 2025, the Company issued a press release which announced appointment of Mr. Ron Shelton to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit Number	Description
*	99.1	Press Release
	104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

*	Filed herewith.

2 / 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025	QuickLogic Corporation

/s/ Elias Nader
Elias Nader Chief Financial Officer and Senior Vice-President, Finance (Principal Financial Officer)

3 / 3